Exhibit 99.1

Ener-Core Announces Reverse Stock Split in Preparation for Proposed Uplisting to a National Securities Exchange

IRVINE, California, July 7, 2015—Ener-Core, Inc. (“Ener-Core” or “the company”) (OTCQB: ENCR), the world’s only provider of commercialized Power Oxidation technology and equipment that generates clean power from low-quality and waste gases from a wide variety of industries, today announced that it will effect a 1-for-50 reverse stock split of the company’s authorized, issued and outstanding common stock (the “Reverse Stock Split”) in preparation for its proposed listing of its common stock on a national securities exchange (the “Proposed Listing”). Both the Reverse Stock Split and the Proposed Listing are contractual obligations of Ener-Core pursuant to a Securities Purchase Agreement, dated April 22, 2015.

“We are pleased to complete the reverse split and proceed with our preparations to list on a national securities exchange,” said Alain Castro, Chief Executive Officer of Ener-Core. “We view these actions as important steps in advancing Ener-Core’s corporate development. We believe the proposed uplisting to a national exchange will help to enhance our visibility and may provide greater liquidity to our stock. In fulfilling the reverse split commitment under our recent Securities Purchase Agreement, we also reflect our appreciation for the continued support of our stockholders who participated in that transaction.”

The Reverse Stock Split became effective with the Financial Industry Regulatory Authority (“FINRA”) as of the close of business on July 7, 2015 and will become effective with the Secretary of State of the State of Nevada as of 12:01 a.m. Eastern Time on July 8, 2015. The company’s common stock will begin trading on a split-adjusted basis at the open of business on July 8, 2015.

At the effective time of the 1-for-50 Reverse Stock Split, every 50 shares of issued and outstanding common stock will be converted into 1 share of issued and outstanding common stock, and the authorized shares of common stock will be reduced from 200,000,000 to 4,000,000 shares. All fractional shares of common stock will be rounded up to the nearest whole share. Immediately after the Reverse Stock Split becomes effective, Ener-Core will have approximately 2,463,919 shares of common stock outstanding.

Ener-Core’s common stock will trade under the ticker symbol “ENCRD” for a period of 20 business days after the Reverse Stock Split has been effected in the marketplace, and the common stock will also trade under a new CUSIP number of 29272A 206. Before any listing of the common stock on a national securities exchange can occur, Ener-Core will need to prepare, file and receive approval of an application for such listing after the Reverse Stock Split is completed. The company’s Proposed Listing is subject to review by such exchange and dependent upon the company satisfying all relevant quantitative and qualitative listing criteria of such exchange. As such, there can be no assurance that such exchange will approve the company’s application for listing.

Stockholders of record are not required to send in their current stock certificates or evidence of book-entry or other electronic positions for exchange. Following the effectiveness of the Reverse Stock Split, each stock certificate and book-entry or other electronic position representing issued and outstanding shares of the Ener-Core’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers if they need to take any action in connection with the Reverse Stock Split. Stockholders should direct any questions concerning the Reverse Stock Split to their broker or Ener-Core’s transfer agent and register, VStock Transfer, LLC. VStock Transfer can be contacted at (212) 828-8436.

For additional information about the Reverse Stock Split and related administrative matters, see Ener-Core’s Current Report on Form 8-K filed July 7, 2015, available at www.sec.gov.

About Ener-Core

Irvine, California-based Ener-Core, Inc. (ENCR) designs, manufactures and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer is the only solution of its kind that turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers a revolutionary alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and ensuring compliance with costly environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250 (“EC250”), the Ener-Core Power Oxidizer 333 KW Powerstation (“EC333”) and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

CONTACT

Investor Relations:

Dian Griesel Int’l.

Enrique Briz

(212) 825-3210

or

Cheryl Schneider

(212) 825-3210